Exhibit 99.1

Interactive Intelligence Completes Holding Company Reorganization
Shares of new holding company to commence trading on the Nasdaq global select market under ticker symbol “ININ”

INDIANAPOLIS, July 1, 2011 -- Interactive Intelligence Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has completed its previously announced holding company reorganization. A new Indiana corporation, Interactive Intelligence Group Inc., or ININ Group, has replaced Interactive Intelligence Inc. (“Interactive Intelligence”) as the publicly held corporation.

At the market open today, July 1, 2011, the shares of ININ Group common stock will commence trading on the Nasdaq global select market under the ticker symbol “ININ” under the new CUSIP number 45841V109. Future filings by the company with the Securities and Exchange Commission will be filed by ININ Group.

The purpose of the reorganization is to provide the company with enhanced strategic, operational, and financing flexibility; improve its ability to determine financial results and profitability of different lines of business; and better manage tax expenses and exposure to liabilities. The business operations, directors, and executive officers of the company will not change as a result of the reorganization.

As a result of the reorganization, Interactive Intelligence has become a wholly-owned subsidiary of ININ Group. In addition, Interactive Intelligence shareholders have automatically become shareholders of ININ Group on a one-for-one basis, holding the same number of ININ Group shares and the same ownership percentage after the reorganization as they held immediately prior to it.

The reorganization was generally tax-free for Interactive Intelligence shareholders. The reorganization was approved at Interactive Intelligence’s annual meeting of shareholders on June 10, 2011.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and business process automation. The company’s solutions, which can be deployed via an on-premise or hosted model, include vertical-specific applications for insurance and collections. Interactive Intelligence was founded in 1994 and has more than 4,000 customers worldwide. The company is among Software Magazine’s 2010 Top 500 Global Software and Services Suppliers, and Forbes Magazine’s 2010 Best Small Companies in America. The company employs approximately 900 people and is headquartered in Indianapolis, Indiana. It has 19 offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth and increasingly complex third-party relationships; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

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